Exhibit 5.1

Stevanato Group S.p.A.

Via Molinella 17

35017 Piombino Dese – Padua

Italy

Milan, March 20, 2024

Dear Sirs,

Re: Stevanato Group S.p.A.

We have acted as Italian legal counsel to Stevanato Group S.p.A. (the “Company”), an Italian joint stock company (“società per azioni”) organized under the laws of Italy, with registered office in Piombino Dese (Padua), Via Molinella 17, in connection with the filing on the date hereof by the Company with the Security and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, of a registration statement on Form F-3 (the “Registration Statement”). The Registration Statement relates to the registration for the issuance and sale by the Company or any selling security holders, from time to time, for an indeterminate number of the Company’s securities. The Registration Statement contains a prospectus (the “Prospectus”) covering the offering and sale by the Company or any selling security holders of an unspecified number of (i) ordinary shares of the Company without par value (the “Ordinary Shares”), (ii) debt securities of the Company (the “Debt Securities”), (iii) warrants to purchase Ordinary Shares, Debt Securities and other securities of the Company (the “Warrants”), (iv) purchase units of the Company, each consisting of Ordinary Shares, Debt Securities or Warrants, in any combination (the “Purchase Units”), and (v) Ordinary Shares or Debt Securities, as may be issued upon conversion, exchange or exercise, as applicable, of any Debt Securities, Warrants or Purchase Units (the “Indeterminate Securities” and, together with the Ordinary Shares, the Debt Securities, the Warrants and the Purchase Units, the “Securities”). The Prospectus provides that the Ordinary Shares (together with certain other Securities in respect of which we do not express an opinion) may be offered at the terms and conditions to be set forth in one or more prospectus supplements to the Prospectus contained in the Registration Statement.

We have examined and relied on such corporate records, certificates and other documents in relation to the Company made available to us as we have deemed necessary or appropriate for the purposes of this opinion, including:

1.	the Registration Statement;

2.	the by-laws (“statuto”) of the Company currently in force;

3.

the minutes of the extraordinary meeting of the Company’s shareholders held on October 4, 2023, which resolved to delegate to the Company’s board of directors, pursuant to Article 2443 of the Italian Civil Code, the authority to increase the share capital in cash, in one or more occasions, also on a divisible basis pursuant to Article 2439 of the Italian Civil Code, within the term of October 4, 2028, for a maximum amount of Euro 350,000,000.00, including any share premium, by issuing Ordinary Shares, with no par value, carrying full dividend rights, in one or more tranches, to be offered by excluding the Company’s existing shareholders’ pre-emptive right pursuant to Article 2441, Paragraph 4, second sentence, of the Italian Civil Code (and, therefore, within the limit of 10% of the overall number of Company’s shares currently outstanding) (the “Resolution”); and

4.	the certificate of registration of the Company filed with the Chamber of Commerce of Padua dated March 20, 2024.

Assumptions

We have assumed:

(a)

the genuineness of all signatures, stamps and seals, the legal capacity of natural persons, the authenticity, the exhaustiveness and completeness of all documents submitted to us as originals, the exhaustiveness, completeness and conformity to the original documents of all specimen and/or all documents submitted to us as certified or photocopies or transmitted to us by fax or e-mail, and the authenticity of the originals of such latter documents;

(b)	that where a document has been examined by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen;

(c)

the truthfulness, accuracy, completeness and reliability of any statements, of any directors, officers, employees and/or representatives of the Company, certifying or disclosing or otherwise dealing with any matter or fact which is material to the opinions expressed herein;

(d)	that there are no facts, documents, circumstances or matters which may be material to the opinions set out herein and which have not been disclosed to us;

(e)

that the copies of the organizational documents (i.e., “atto costitutivo” and “statuto”) of the Company and other documents provided to us, that we have examined for the purposes of this opinion, (i) are true and complete as of the date of this opinion and (ii) are in full force and effect as of the date of this opinion; and

(f)

that no law (including, without limitation, any public policy) of any jurisdiction outside the Republic of Italy is relevant to or affects the opinions herein or the conclusions stated in this opinion.

Opinion

The opinion expressed below is being furnished in connection with the Registration Statement and presumes that (i) the board of directors of the Company shall have validly taken all necessary corporate action to approve the issuance and sale of the Ordinary Shares and related matters in execution of the Resolution and appropriate officers of the Company shall have taken all related action as directed by or under the direction of the board of directors of the Company, and (ii) the terms of the issuance and sale of the Ordinary Shares shall have been duly established in conformity with the by-laws (“statuto”) of the Company and the Resolution so as not to violate any applicable law, the by-laws (“statuto”) of the Company and the Resolution and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

This opinion is limited to the laws of the Republic of Italy as enforced and interpreted at the date hereof and is given on the basis that it will be governed by and construed in accordance with, and any liability which may arise in respect of it is governed by, the laws of the Republic of Italy.

We have made no investigation as to the laws of any jurisdiction other than those of the Republic of Italy and we do not express or imply any opinion as to the laws of any jurisdiction other than those of the Republic of Italy. Specifically, with your approval, we express no opinion with respect to any matter as to the Federal laws of the United States of America and to the laws of any State of the United States of America.

As to the facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of the officers and other representatives of the Company.

Based upon and subject to the foregoing and the assumptions and qualifications contained herein, we are of the opinion that the Ordinary Shares will, when issued and sold as set forth in the Prospectus and in one or more prospectus supplements thereto, pursuant to a duly authorized, executed and delivered purchase, underwriting or similar agreement, and upon registration of such issue with the Chamber of Commerce of Padua, have been duly authorized and be validly issued, fully paid-up and non-assessable(subject in each case to the receipt of valid consideration by the Company for the issue thereof).

Qualifications

The opinions expressed above are subject to the following qualifications:

(a)

the opinions expressed herein are based on our best interpretation and analysis of the relevant legal or contractual provision and of the rules of interpretation applicable to contracts and legal matters normally applicable in the Republic of Italy;

(b)

Italian courts may refuse to apply the law of another jurisdiction if it is deemed to be contrary to public policy (ordine pubblico) or if submission to a foreign law is deemed to have been made with the purpose of avoiding provisions of Italian law of mandatory application (norme imperative);

(c)

by issuing this opinion we do not assume any obligations to notify or inform you of any facts or circumstances, or changes in applicable law, occurring, or if which we learn, subsequent to its date that may render its content untrue or inaccurate in whole or in part.

This opinion letter speaks as of its day and is addressed solely to you for the matters stated in it. It is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Ordinary Shares by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

Very truly yours,

/s/ Chiomenti

CHIOMENTI